                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                     THREE MONTHS            NINE MONTHS
                                                                ----------------------  ----------------------
                                                                 9/30/97     9/30/96     9/30/97     9/30/96
                                                                ----------  ----------  ----------  ----------
PRIMARY
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Net earnings applicable to common stock:
    Net earnings/(loss).......................................  $  174,325  $  454,261  $ (109,169) $  913,002
    Deduct preferred stock dividends paid.....................     (31,830)    (31,830)    (95,490)    (95,490)
                                                                ----------  ----------  ----------  ----------
Net earnings/(loss) applicable to common stock................  $  142,495  $  422,431  $ (204,659) $  817,512
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
Weighted average number of common shares and common
  equivalents outstanding:
    Weighted average common shares outstanding................   5,082,101   4,036,619   4,943,591   3,509,115
    Additional shares assuming conversion of options and
      warrants................................................     336,587     407,153                 482,175
                                                                ----------  ----------  ----------  ----------
    Weighted average number of common shares and common
      equivalents outstanding.................................   5,418,688   4,443,772   4,943,591   3,991,290
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
Primary earnings/(loss) per share.............................  $     0.03  $     0.10  $    (0.04) $     0.21
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
FULLY DILUTED*
--------------
Net earnings applicable to common stock on a fully diluted
  basis:
    Net earnings applicable to common stock per above.........  $  142,495  $  422,431              $  817,512
    Add net interest expense related to convertible
      debentures..............................................      84,375      76,464                  15,464
Add dividends on convertible preferred stock..................      31,830      31,830                  95,490
                                                                ----------  ----------              ----------
Net earnings applicable to common stock on a fully diluted
  basis.......................................................  $  258,700  $  530,725              $  928,466
                                                                ----------  ----------              ----------
                                                                ----------  ----------              ----------
Total shares for fully diluted:
    Shares used in calculating primary earnings per share.....   5,418,688   4,443,772               3,991,290
    Additional shares to be issued under full dilution using
      ending market price.....................................         825      --                      --
    Additional shares to be issued under full conversion of
      convertible debentures..................................   1,000,000     931,111                 703,704
    Additional shares to be issued under full conversion of
      preferred stock.........................................     294,723     294,723                 294,723
                                                                ----------  ----------              ----------
    Total shares for fully diluted............................   6,714,236   5,669,604               4,989,717
                                                                ----------  ----------              ----------
                                                                ----------  ----------              ----------
Fully diluted earnings per share..............................  $     0.04  $     0.09              $     0.19
                                                                ----------  ----------              ----------
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 * This calculation is submitted in accordance with Securities Exchange Act of
   1934 Release No. 9083, although not required by footnote 8, paragraph 40, of
   APB No. 15 because it results in anti-dilution. In addition, common equivalent shares are not considered in the computation of earnings per common share for March 31, 1997, as the impact would be antidilutive.